Investor Presentation May 2023 Exhibit 99.1

Forward Looking Statements Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “anticipates,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Overview

CrossAmerica Partners LP Overview Master limited partnership and leading wholesale fuels distributor, convenience store lessor, and c-store operator Distributed more than 1.3 billion gallons of fuel in 2022 Rental gross profit of $61 million in 2022 Operates over 250 convenience stores Employs more than 2,200 people Over 1,700 locations across 34 states* 675 owned sites and 451 leased sites (1,126 controlled sites) consisting of: 678 Lessee Dealers 268 Company Operated Sites 180 Commission Agents 643 Independent Dealers Equity market capitalization of approximately $750 million and enterprise value of nearly $1.5 billion *All information is as of March 31, 2023

Key Investment Highlights Stable Cash Flows from Real Estate Rental Income and Motor Fuel Distribution Experienced Management Team with Proven History of Executing Strategic Objectives Strong Barriers to Entry with Prime Real Estate Locations in High Traffic Regions Long Term Relationships with Major Integrated Oil Companies Strong Diversification Across Geographies and Operating Segments 1 5 2 3 4

More Than 1,700 Locations Across the U.S.

CROSSAMERICA PARTNERS LP

Investor Update May 2023

Company History

- Strong organizational history of acquisitions
  - From 2012 IPO through 2019, completed 19 acquisitions for total consideration of almost $1 billion
- On November 19, 2019, investment entities controlled by Founder and current Chairman, Joe Topper, purchased 100% of the interest in CrossAmerica's General Partner
- Recent Strategic Initiatives
  - IDR Restructuring (February 2020)
  - Exchange of CST Fuel Supply interest for wholesale contracts and locations with Circle K (March 2020)
  - Acquisition of retail and wholesale assets from Dunne Manning (April 2020)
  - Completed Asset Exchange with Circle K (September 2020)
  - Acquisition of retail assets from 7-Eleven (Third Quarter 2021)
  - Acquisition of wholesale assets from Community Service Stations (Fourth Quarter 2022)
- Since CrossAmerica's IPO, a total of 1,000 fee and leasehold sites and 700 wholesale fuel supply contacts have been acquired for a total consideration of approximately $1.5 billion

Positioned for Operational Strength, Cash Flow Generation and Portfolio Flexibility for 2023 and Beyond

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Overview of Business Segments Wholesale Fuels Distributor Convenience Store Lessor Purchase and sale of wholesale motor fuel Distribute branded and unbranded motor fuel to nearly 1,300 sites (wholesale segment only) Provide fuel to independent dealers and lessee dealers Significant fuel purchasing contracts with major branded suppliers Gallons sold on both fixed mark-up per gallon and DTW (variable) mark-up per gallon Fuel margin impacted by purchasing contracts; variable vs. fixed mark-ups per gallon; price of fuel and prompt pay discounts; rebates and other factors Lease or sublease real and personal property to tenants Lease sites to third party operators used in the retail distribution of motor fuels Lease agreements are generally 3-10 years with rent escalators at fixed internals Leases are generally triple net leases Property control provides value and flexibility, as well as steady, low volatility stream of income WHOLESALE SEGMENT

Overview of Business Segments Convenience Store Operator Operation of convenience stores Operate convenience stores in 13 states in the eastern US under 7 brands Goal to consolidate under the Joe’s Kwik Mart’s banner over time Sites offer wide array of food, packaged beverage, tobacco and grocery products, as well as hot and cold food service Selected locations also provide branded food options (Subway, Tim Hortons, etc.) RETAIL SEGMENT Retail Fuel Sales Purchase and sale of retail motor fuel Distribute branded and unbranded motor fuel to more than 450 sites (retail segment only) Includes company operated and commission locations Earn a variable, market-based mark-up per gallon Party to overall CAPL fuel purchasing contracts with major branded suppliers At both types of locations, CAPL owns the fuel inventory, sets the price and earns retail fuel profit At commission locations, CAPL pays the commission agent a per gallon fee (commission) to operate the site Lease or sublease real and personal property to tenants Generate rental income from lease of convenience stores to commission agents and other spaces to non-gas tenants

Strategically position our portfolio for the future by optimizing the class of trade for each location and continuing our real estate rationalization work for non-core assets Real estate rationalization effort – $48 million in proceeds over the last three years that we have used to fund growth capital expenditures Targeted growth capital expenditures – select store renovations; car wash operations; expanded convenience store product offerings to increase cash flow Class of trade optimization efforts – convert sites to optimize asset value and increase cash flow Partner with national fuel brands with broad consumer reach Opportunistic external M&A opportunities – right price, broad geographic footprint, continued focus on real estate control, likely focus on retail assets Improving the customer experience for our company operated retail sites and for our dealer customers Increasing the efficiency and effectiveness of our operations and support teams Strategy

Key Operating Metrics $53 million (Results are in thousands, except for per gallon and gross margin %) TTM Ended 3/31/23 2022 2021 2020 Wholesale Segment: Volume of Gallons Distributed 842,432 844,486 931,288 862,938 Wholesale Margin Per Gallon $0.088 $0.087 $0.075 $0.067 Motor Fuel Gross Profit $73,902 $73,378 $70,221 $57,644 Retail Segment: Volume of Gallons Sold 499,679 496,634 403,850 259,636 Retail Margin Per Gallon $0.395 $0.396 $0.280 $0.298 Motor Fuel Gross Profit $147,002 $146,546 $79,318 $57,448 Merchandise Gross Profit $77,576 $76,135 $55,117 $32,046 Merchandise Gross Margin % 27.4% 27.2% 26.4% 26.0% Rent Gross Profit * $61,629 $60,649 $59,417 $58,019 *Rent Gross Profit includes profit for both the wholesale and retail segments

Acquisitions Driving Material Growth Adjusted EBITDA Trend Key Recent Acquisitions Exchange of CST Fuel Supply interest for wholesale contracts and locations with Circle K (March 2020) Acquisition of retail and wholesale assets from Dunne Manning (April 2020) Completed Asset Exchange with Circle K (September 2020) Acquisition of retail assets from 7-Eleven (Third Quarter 2021) Acquisition of wholesale assets from Community Service Stations (Fourth Quarter 2022) Successful acquisition integration and continued focus on operations has driven material increase in Adjusted EBITDA and FCF since 2020 $ in millions 15% 46% Note: See the reconciliation of Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA, DCF and Distribution Coverage Ratio in the appendix of this presentation.

Strengthened Financial Position Annualized distribution of $2.10 per unit since Q2 2018 Commitment to a secure distribution Target coverage ratio of 1.2x+ *In 2022, CrossAmerica updated its calculation of its Distribution Coverage Ratio to divide Distributable Cash Flow by distributions paid, whereas in prior periods, the Distribution Coverage Ratio was calculated as Distributable Cash Flow divided by the weighted-average diluted common units and then CrossAmerica divided that result by distributions paid per limited partner unit. Note: See the reconciliation of Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA, DCF and Distribution Coverage Ratio in the appendix of this presentation.

Capital Structure CAPL Credit Facility $925M Revolver Matures March 31, 2028 JKM Preferred Security $25M convertible preferred equity security issued March 2022 to affiliates of Topper Group and Reilly entities Target Leverage Ratio: Approximately 4.0x 12/31/21 Leverage Ratio of 5.1x, reduced to 4.05x by 3/31/23 Elevated 2021 leverage due to acquisition activity; moderating leverage ratio due to paydowns and improved EBITDA performance Committed to strong balance sheet and liquidity

Aligned Ownership General partner controlled by entities affiliated with Joseph V. Topper, Jr. (“Topper Group”) Mr. Topper is the founder of CAPL and Chairman of the Board Topper Group controls ~38.5% of CAPL units Entities affiliated with John B. Reilly, III control 13.1% of CAPL units Topper Group and Reilly entities operate a diversified portfolio of companies in the real estate and investing industries Topper and Reilly support for CAPL and unitholders evidenced by participation in JKM Preferred Security issuance in March 2022 Eliminated IDR’s in 2020 shortly after GP purchase; large common unit ownership position ensures alignment with public unitholders

Summary Continue to execute on strategic plan put in place after acquiring the GP in late 2019 Added retail portfolio and have grown it with the acquisition of assets from 7-Eleven Leveraging scale in wholesale operations simplifying the business to enhance efficiencies Strong portfolio of owned and controlled real estate Prime locations with fundamental real estate value Control provides flexibility to adapt as the market changes Strong sponsorship with large common unit holdings that is aligned with public common unitholders Steady, solid distribution that is well supported by operations Continued focus on strong free cash flow generation Continue to strengthen and improve the financial profile of the partnership

Appendix

Environmental, Social and Governance At the core of our mission, CrossAmerica is a responsible, people-focused organization, committed to the well-being of our employees, customers and the environment. Environmental: Focus on environmental protection and regulations, employee training and timely and effective response to issues. Social: Focus on employee safety and development and engagement with our communities. Governance: Focus on ethical business conduct and high standards of corporate governance from the board through organization. For more information about the Partnership’s Environmental, Social and Corporate Governance Policies and Programs, please visit: https://www.crossamericapartners.com/about/environmental-social-governance

Fuels Distribution* Fuel Volume Purchased by Brand as of 12/31/22 Distributed 1.34 billion gallons of motor fuel for the full year of 2022 and 1.33 billion gallons for the full year 2021 VARIOUSOTHER BRANDS Approximately 92% of motor fuel we distributed during 2022 was branded supply. *Fuels Distribution includes gallons distributed/sold for both the wholesale and retail segments

Non-GAAP Financial Measures We use the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion (which includes certain impairment charges). Adjusted EBITDA represents EBITDA as further adjusted to exclude equity-based compensation expense, gains or losses on dispositions and lease terminations, net and certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain other discrete non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. The Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by distributions paid. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess the ability to generate cash sufficient to make distributions to our unitholders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

CROSSAMERICA PARTNERS LP

Investor Update May 2023

Non-GAAP Reconciliation (1Q 2023)

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Net (loss) income [(a)]	$ (979)	$ 5,047
Interest expense	12,012	6,661
Income tax benefit	(1,662)	(1,859)
Depreciation, amortization and accretion expense	19,820	20,275
EBITDA	29,191	30,124
Equity-based employee and director compensation expense	561	732
Loss on dispositions and lease terminations, net	1,767	244
Acquisition-related costs [(b)]	219	868
Adjusted EBITDA	31,738	31,968
Cash interest expense	(10,163)	(5,981)
Sustaining capital expenditures [(c)]	(2,049)	(1,554)
Current income tax expense	(394)	(185)
Distributable Cash Flow	$ 19,132	$ 24,248
Distributions paid	19,918	19,896
Distribution Coverage Ratio [(a)]	**0.96x**	**1.22x**

(a) Beginning in 2022, CrossAmerica reconciled Adjusted EBITDA to Net income rather than to Net income available to limited partners. The difference between Net income and Net income available to limited partners is that, beginning in the second quarter of 2022, the accretion of preferred membership interests issued in late March 2022 is a deduction from Net income in computing Net income available to limited partners. Because Adjusted EBITDA is used to assess CrossAmerica’s financial performance without regard to capital structure, the partnership believes Adjusted EBITDA should be reconciled with Net income, so that the calculation isn’t impacted by the accretion of preferred membership interests. This approach is comparable to the reconciliation of Adjusted EBITDA to Net income available to limited partners in past periods, as CrossAmerica has not recorded accretion of preferred membership interests in past periods.

(b) Relates to certain discrete acquisition-related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses.

(c) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain the sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

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Investor Update May 2023

Non-GAAP Reconciliation (2022 and 2021)

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
Net income [(a)]	$ 17,090	$ 11,980	$ 63,696	$ 21,654
Interest expense	9,767	5,949	32,100	18,244
Income tax (benefit) expense	(1,129)	(1,561)	714	(3,225)
Depreciation, amortization and accretion	19,102	21,120	80,625	77,852
EBITDA	44,830	37,488	177,135	114,525
Equity-based employee and director compensation expense	686	215	2,294	1,311
Gain on dispositions and lease terminations, net	(1,763)	(1,662)	(1,143)	(2,037)
Acquisition-related costs [(b)]	523	959	1,508	9,461
Adjusted EBITDA	44,276	37,000	179,794	123,260
Cash interest expense	(9,032)	(5,269)	(29,312)	(16,382)
Sustaining capital expenditures [(c)]	(1,973)	(754)	(7,164)	(4,161)
Current income tax benefit (expense)	53	—	(2,466)	(548)
Distributable Cash Flow	$ 33,324	$ 30,977	$ 140,852	$ 102,169
Distributions paid	$ 19,913	$ 19,893	$ 79,625	$ 79,552
Distribution Coverage Ratio [(d)]	**1.67x**	**1.56x**	**1.77x**	**1.28x**

(a) Beginning in the second quarter of 2022, CrossAmerica reconciled Adjusted EBITDA to Net Income rather than to Net income available to limited partners. The difference between Net income and Net income available to limited partners is that, beginning in the second quarter of 2022, the accretion of preferred membership interests issued in late March 2022 is a deduction from Net income in computing Net income available to limited partners. Because Adjusted EBITDA is used to assess our financial performance, without regard to capital structure, CrossAmerica believes Adjusted EBITDA should be reconciled with Net Income, so that the calculation isn't impacted by the accretion of preferred membership interests. This approach is comparable to the reconciliation of Adjusted EBITDA to Net income available to limited partners in past periods, as the Partnership has not recorded accretion of preferred membership interests in past periods.

(b) Relates to certain discrete acquisition-related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses.

(c) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain the sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d) In 2022, CrossAmerica updated its calculation of its Distribution Coverage Ratio to divide Distributable Cash Flow by distributions paid, whereas in prior periods, the Distribution Coverage Ratio was calculated as Distributable Cash Flow divided by the weighted-average diluted common units and then CrossAmerica divided that result by distributions paid per limited partner unit.

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CROSSAMERICA PARTNERS LP

Investor Update May 2023

Non-GAAP Reconciliation (2020 and 2019)

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Net income available to limited partners	$ 8,960	$ 4,124	$ 107,323	$ 17,543
Interest expense	3,404	5,895	16,587	27,000
Income tax benefit	(4,080)	(540)	(7,948)	(1,230)
Depreciation, amortization and accretion	16,875	15,412	68,742	55,032
EBITDA	25,159	24,891	184,704	98,345
Equity-based employee and director compensation expense	89	699	172	1,246
(Gain) loss on dispositions and lease terminations, net [(a)]	(1,687)	(525)	(80,924)	1,648
Acquisition-related costs [(b)]	886	521	3,464	2,464
Adjusted EBITDA	24,447	25,586	107,416	103,703
Cash interest expense	(3,144)	(5,644)	(15,545)	(25,973)
Sustaining capital expenditures [(c)]	(1,737)	(1,177)	(3,529)	(2,406)
Current income tax benefit [(d)]	6,674	10	14,126	4,799
Distributable Cash Flow	$ 26,240	$ 18,775	$ 102,468	$ 80,123
Weighted average diluted common units	37,868	34,449	37,369	34,485
Distributions paid per limited partner unit [(e)]	$ 0.5250	$ 0.5250	$ 2.1000	$ 2.1000
Distribution Coverage Ratio [(f)]	**1.32x**	**1.04x**	**1.31x**	**1.11x**

(a) CrossAmerica recorded gains on the sale of CAPL properties in connection with the asset exchange with Circle K of $19.3 million for the twelve months ended December 31, 2020. The Partnership also recorded gains on the sale of sites in connection with its ongoing real estate rationalization effort of $2.5 million and $6.4 million for the three and twelve months ended December 31, 2020, respectively. During the twelve months ended December 31, 2020, CrossAmerica recorded a $67.6 million gain on the sale of its 17.5% investment in CST Fuel Supply. Also, during the twelve months ended December 31, 2020, CrossAmerica recorded a loss on lease terminations, including the non-cash write-off of deferred rent income associated with these leases, of $10.9 million.

(b) Relates to certain acquisition related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses.

(c) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain CrossAmerica's sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d) Consistent with prior divestitures, the current income tax benefit in 2020 and 2019 excludes income tax incurred on the sale of sites. 2020 and 2019 also include the tax benefit of 100% bonus depreciation on the eligible assets acquired in the asset exchanges with Circle K as well as certain dispenser upgrades and rebranding costs.

(e) On January 21, 2021, the Board approved a quarterly distribution of $0.5250 per unit attributable to the fourth quarter of 2020. The distribution was paid on February 9, 2021 to all unitholders of record on February 2, 2021.

(f) The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted-average diluted common units and then dividing that result by the distributions paid per limited partner unit.

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Investor Update May 2023

CROSSAMERICA PARTNERS LP

Non-GAAP Reconciliation (2018 and 2017)

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended December 31,		Year Ended December 31,	
	2018	2017	2018	2017
Net income available to limited partners	$ 7,550	$ 19,947	$ 3,672	$ 18,821
Interest expense	8,518	7,320	32,872	27,919
Income tax benefit	(611)	(16,551)	(2,733)	(18,237)
Depreciation, amortization and accretion	15,124	14,795	66,549	57,470
EBITDA	30,581	25,511	100,360	85,973
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement[a]	141	3,342	3,781	15,131
(Gain) loss on dispositions and lease terminations, net [b]	(381)	(1,388)	6,297	(3,401)
Acquisition-related costs [c]	205	1,095	2,914	11,374
Adjusted EBITDA	30,546	28,560	113,352	109,077
Cash interest expense	(8,211)	(6,892)	(31,338)	(26,211)
Sustaining capital expenditures [d]	(370)	(361)	(2,443)	(1,648)
Current income tax expense	(524)	403	(1,528)	16
Distributable Cash Flow	$ 21,441	$ 21,710	$ 78,043	$ 81,234
Weighted average diluted common units	34,449	34,060	34,345	33,855
Distributions paid per limited partner unit [e]	$ 0.5250	$ 0.6275	$ 2.2025	$ 2.4800
Distribution Coverage Ratio [f]	**1.19x**	**1.02x**	**1.03x**	**0.97x**

(a) As approved by the independent conflicts committee of the Board, the Partnership and Circle K mutually agreed to settle certain amounts due under the terms of the Amended Omnibus Agreement in limited partner units of the Partnership. All charges allocated to CrossAmerica under the Amended Omnibus Agreement since the first quarter of 2018 have been paid by the Partnership in cash.

(b) In June 2018, the Partnership executed master fuel supply and master lease agreements with a third party multi-site operator of retail motor fuel stations, to which CrossAmerica transitioned 43 sites in Florida from DMS in the third quarter of 2018. The master fuel supply and master lease agreements have an initial 10-year term with four 5-year renewal options. During the second quarter of 2018, in connection with this transition, CrossAmerica accrued a $3.8 million contract termination payment, which was paid to DMS during the third quarter of 2018. Additionally, the Partnership recorded a $2.4 million charge primarily to write off deferred rent income related to the recapture of these sites from the master lease agreement with DMS.

(c) Relates to certain acquisition related costs, such as legal and other professional fees, severance expenses and purchase accounting adjustments associated with recently acquired businesses. Acquisition-related costs for 2017 include separation benefit costs and retention bonuses paid to certain EICP participants associated with the Merger as well as a $1.7 million charge related to a court ruling in favor of a former executive's claim to benefits under the EICP in connection with CST's acquisition of CrossAmerica's General Partner.

(d) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain the sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(e) On January 29, 2019, the Board approved a quarterly distribution of $0.5250 per unit attributable to the fourth quarter of 2018. The distribution was paid on February 19, 2019 to all unit-holders of record on February 11, 2019.

(f) The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common units and then dividing that result by the distributions paid per limited partner unit.

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